Exhibit 1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13D jointly on behalf of each such party.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.

Dated: December 19, 2014

3G CAPITAL PARTNERS LP

By:	/s/ Bernardo Piquet
Name:	Bernardo Piquet
Title:	Director

3G CAPITAL PARTNERS LTD.

By:	/s/ Bernardo Piquet
Name:	Bernardo Piquet
Title:	Director

3G CAPITAL PARTNERS II LP

By:	/s/ Bernardo Piquet
Name:	Bernardo Piquet
Title:	Director

3G SPECIAL SITUATIONS PARTNERS, LTD.

By:	/s/ Bernardo Piquet
Name:	Bernardo Piquet
Title:	Director

3G SPECIAL SITUATIONS FUND II, L.P.

By:	/s/ Bernardo Piquet
Name:	Bernardo Piquet
Title:	Director